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                                                                     Exhibit 8.1


                        [KIRLAND & ELLIS LLP LETTERHEAD]


                               November 14, 2003


Norcross Safety Products L.L.C.
Norcross Capital Corp.
and the Guarantors set forth below
2211 York Road
Suite 215
Oak Brook, Illinois 60523


Re: Registration Statement on Form S-4


Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Norcross Safety Products L.L.C., a Delaware limited liability company (the "COMPANY"), Norcross Capital Corp., a Delaware corporation ("NORCROSS CAPITAL" and together with the Company, the "ISSUERS"), and each of the subsidiaries of the Company listed on Exhibit A attached hereto (the "GUARANTORS" and together with the Issuers, the "REGISTRANTS") in connection with the proposed registration by the Issuers of $152,500,000 in aggregate principal amount of the Issuers' 9 7/8% Senior Subordinated Notes due 2011, Series B (the "EXCHANGE NOTES") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on November 14, 2003, under the Securities Act of 1933, as amended (the "ACT") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "REGISTRATION STATEMENT"). The Exchange Notes are to be issued pursuant to an indenture (as amended and supplemented from time to time, the "INDENTURE"), dated as of August 13, 2003, between the Issuers, the Guarantors and Wilmington Trust Company, as trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Issuers' 9 7/8% Senior Subordinated Notes due 2011 (the "OLD NOTES"), of which $152,500,000 in aggregate principal amount are outstanding.

         You have requested our opinion as to certain United States federal income tax consequences of participating in the exchange offer for Exchange Notes described in the Registration Statement.

         On the basis of the foregoing, it is our opinion that the exchange of the Old Notes for the Exchange Notes pursuant to the exchange offer will not be treated as a taxable "exchange" for United States federal income tax purposes because the Exchange Notes do not differ materially

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November 14, 2003
Page 2

in kind or extent from the Old Notes. The Exchange Notes received by a holder of Old Notes will be treated as a continuation of the Old Notes in the hands of such holder and, as a result, there will be no federal income tax consequences to such holder as a result of such holder's exchange of Old Notes for Exchange Notes.

         The opinion set forth therein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

         Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the Registration Statement will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any federal income tax matter other than those discussed in the Registration Statement under the caption "Material United States Federal Tax Considerations."

         We hereby consent to the filing of this opinion with the commission as
Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                               Very truly yours,



                                               /s/ Kirkland & Ellis LLP

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November 14, 2003
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                                    EXHIBIT A

Morning Pride Manufacturing L.L.C., a Delaware limited liability company

North Safety Products, Inc., a Delaware corporation

North Safety Mexico Holdings LLC, a Delaware limited liability company